LEASE

1. **Parties.** This Lease, dated effective as of August 9th, 2023, is made by and between Nectar 52nd 2023, LLC, a Colorado limited liability company ("Landlord") and Crexendo Business Solutions, Inc., an Arizona corporation ("Tenant").

2. **Property.** Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord the real property and all improvements located at 1615 S. 52nd Street, Tempe, Arizona 85282 totaling approximately 21,364 square feet, and as described further on Exhibit A attached hereto and incorporated by reference (collectively, the "Property").

This Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by Tenant to be kept and performed.

3. **Use.** Tenant shall use the Property for the operation of telecom Services and other uses ancillary to such operations, and shall not use or permit the Property to be used for any other purpose without the prior written consent of Landlord.

4. **Rent.**

   (a) Landlord and Tenant agree that this Lease is entered pursuant to that certain Purchase and Sale Agreement, dated as of May 16th, 2023 (the "PSA"), whereby Landlord purchased the Property from Tenant, the terms of which are hereby incorporated by reference. As a portion of the consideration for such PSA, Landlord agreed to lease the Property to Tenant for the Term at a monthly base rent ("Base Rent") equal to $19,228.00 per month.

   (b) Tenant agrees to pay monthly as additional rent the Adjustments provided below in Section 6. The Base Rent and Adjustments are collectively referred to in this Lease as the "Rent".

5. **Term.** To have and to hold the same for the term commencing on the date hereof for a term of eighteen (18) full calendar months, commencing on August 9th, 2023 ("Commencement Date") and terminating on the last day of the eighteenth calendar month thereafter (the "Initial Term"). Notwithstanding the foregoing, Tenant may give written notice to Landlord that it elects to terminate the Initial Term on the last day of the twelfth (12th) full calendar month after the Commencement Date provided that: (i) Tenant must give Landlord at least sixty (60) days' advance notice of such early termination and (ii) Tenant must surrender the Property in the condition required under this Lease on the last day of the shortened term.

6. **Additional Charges (Rental Adjustments).** Tenant shall pay to Landlord the following items (the "Adjustments"):

   (a) All real estate taxes, assessments and insurance premiums on the Property, including land, building, and improvements thereon. Said real estate taxes shall include all real estate taxes and assessments that are levied upon and/or assessed against the Property during the term. Said insurance shall include all insurance

premiums for fire, extended coverage, property damage, liability, rent loss, and any other insurance maintained by Landlord covering the use and operation of the Property.

(b) All costs and expenses of repairing, operating and maintaining the heating, ventilating and air conditioning system for the Property, including the cost of all utilities required in the operation thereof, except those required to be paid directly by Tenant to the applicable utility company providing such service to the Property, and all costs and expenses incurred in making alterations or additions to the heating, ventilating and air conditioning system in order to comply with governmental rules, regulations and statutes.

(c) All costs and expenses incurred by Landlord in operating, managing and maintaining the Property, including a management fee equal to five percent (5%) of any actual out of pocket costs incurred in the operation, management or maintenance of the Property (but excluding a management fee on taxes or insurance).

Upon commencement of the term, Landlord shall bill Tenant monthly based on its estimate for Adjustments by providing Tenant a statement showing the total Adjustments for the Property for the applicable month and Tenant shall pay such amounts within ten (10) business days of receipt of the statement therefor.

Notwithstanding anything to the contrary contained herein, except to the extent necessitated by the acts or omissions of Tenant, its agents, employees, customers, or invitees or Tenant's material breach of Tenant's obligations hereunder (in which case Tenant shall be fully responsible therefore), Tenant's obligation with respect to repair or replacement of the HVAC unit(s) serving the Premises shall be limited to $20,000.00 in the aggregate during the initial Lease term.

7. **Uses Prohibited.** Tenant shall not do or permit anything to be done in or about the Property nor bring or keep anything therein which is not within the permitted use of the Property which will in any way increase the existing rate of or affect any fire or other insurance upon the Property or any of its contents or cause a cancellation of any insurance policy covering said Property or any part thereof or any of its contents. Tenant shall not allow the Property to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Property. Tenant shall not commit or allow to be committed any waste in or upon the Property.

8. **Compliance with Law.** Tenant shall not use the Property or permit anything to be done in or about the Property that will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereinafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of Property, excluding structural changes not related to or affected by Tenant's improvements or acts.

9. **Alterations and Additions.** Tenant shall not make or allow to be made any alterations, additions or improvements to the Property or any part thereof without first obtaining the written consent of the Landlord and any alterations, additions or improvements to or of said Property, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Property.

Landlord agrees not to access the Property prior to the expiration of the Lease for purposes of making alterations or improvements in anticipation of any future tenants without Tenant consent.

10. **Repairs.**

(a) As Tenant was the owner and occupant of the Property prior to the sale of the Property to Landlord under the PSA, Tenant shall be deemed to have accepted the Property as being in good, sanitary order, conditions and repair. Tenant shall, at Tenant's sole cost and expense, keep the Property and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligation) including, without limitation, the maintenance, replacement and repair of any store-front doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, heating and air conditioning systems pertaining to the improvements located on the Property. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Property to the Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. The parties specifically agree and stipulate that the roof shall be excluded from the requirement for repairs and that Landlord shall maintain sole responsibility for the maintenance and repair of the roof except to the extent such repairs are necessitated by the acts or omissions of Tenant, its agents, or contractors.

(b) Notwithstanding the provisions of Article 10(a) hereinabove, Landlord shall repair and maintain the structural portions of the Property including the exterior walls.

11. **Liens.** Tenant shall keep the Property free from any lien arising out of any work performed, materials, materials furnished or obligations incurred by or on behalf of Tenant.

12. **Assignment and Subletting.** Tenant shall not assign, transfer or encumber this Lease or any part hereof, and shall not sublet, grant licenses or concessions, nor allow any other occupant to come in with or under Tenant, nor shall Tenant permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise. Notwithstanding the foregoing, any affiliate of Tenant which is currently operating its business at the Property shall be permitted to continue its operations in a substantially similar manner to its operations as of the date hereof. Any attempted assignment, transfer, encumbrance or subletting without Landlord's prior consent shall be wholly void and shall constitute a breach of this Lease. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions required of this paragraph, nor as a release of Tenant from any obligation or liability under this Lease, but the same shall be taken to be a payment on account by Tenant.

13. **Hold Harmless.** Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Property or from the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Property, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Property, from any cause other than Landlord's negligence; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents on the Property.

14. **Subrogation.** As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

15. **Liability Insurance.** Unless otherwise agreed to by Landlord and Tenant, Tenant shall, at Tenant's expense, obtain and keep in force during the term of this lease the insurance that Tenant currently maintains with respect to the Property.

16. **Utilities.** Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Property, together with any taxes thereon, directly to the utility company providing same.

17. **Personal Property Taxes.** Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Property.

18. **Rules and Regulations.** Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall have in effect as of the date hereof. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

19. **Holding Over.** If Tenant remains in possession of the Property or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental rate equal to 150% of the Rent but otherwise upon the same terms hereof.

20. **Tenant's Default.** The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) The vacating or abandonment of the Property by Tenant, unless Tenant shall provide at least thirty (30) days prior written notice to Landlord of Tenant's intention to vacate the Property;

(b) The failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due; or

(c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, where such failure shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

21. **Remedies in Default.** In the event of any such default or breach by Tenant, Landlord may at any time thereafter, and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, terminate this Lease and Tenant's right to possession, in which case Tenant shall immediately surrender possession. In addition to any other remedies Landlord may have at law or equity and/or under this Lease, Tenant shall pay upon demand all Landlord's out-of-pocket costs, charges and expenses, including reasonable fees of counsel, agents and others retained by Landlord, whether or not suit is filed, incurred in connection with the recovery under this Lease or for any other relief against Tenant. In the event Landlord or Tenant shall bring any action against the other, the losing party shall pay the successful party's reasonable attorneys' fees and court costs.

22. **Default by Landlord.** Landlord shall not be in default unless Landlord fails to perform obligations required to Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Property whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or injunction.

23. **Reconstruction.** In the event the Property is materially damaged by fire or other perils covered by extended coverage insurance, either party shall have the option to terminate this Lease upon written notice to the other party. If neither party elects not to terminate the Lease, or if the damage is not material, Landlord agrees to forthwith repair same, if insurance proceeds (including any proceeds from insurance maintained by Tenant which shall be assigned to Landlord) fully cover reconstruction and that the decision to reconstruct is the Landlord's alone, based upon such things as the amount of damage and the length of time necessary to reconstruct. If Tenant elects

not to terminate this Lease, this Lease shall remain in full force and effect, except that Tenant shall be entitled to an abatement of all amounts due hereunder from Tenant from the date of damage and while such repairs are being made. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of the amounts due hereunder.

In the event the Property is damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, Landlord agrees that Tenant shall have the option to terminate this Lease upon written notice to Landlord. If Tenant elects not to terminate the Lease, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the full replacement cost of all the improvements existing on the Property. In the event the destruction to the improvements existing on the Property is to an extent ten percent (10%) or more of the full replacement cost, then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the amounts due hereunder from Tenant to be abated as hereinabove in this Article provided; or (2) give notice to Tenant at any time within thirty (30) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Property shall terminate on the date specified in such notice and all amounts due hereunder prior to (but not including) the date of such damage shall be paid by Tenant.

24. **Eminent Domain.** If more than twenty-five percent (25%) of the Property shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days' written notice. If either less than or more than twenty-five percent (25%) of the Property is taken (and neither party elects to terminate as herein provided), the amounts due hereunder from Tenant shall be abated. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

25. **General Provisions.**

(a) **Governmental Laws, Codes and Restrictions**. Tenant leases the Property subject to all applicable ordinances and all restrictions, covenants and agreements relating to the development and use of the Property.

(b) **Waiver**. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

(c) **Marginal Headings**. The marginal headings and article titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(d) **Time**. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(e) **Successors and Assigns**. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(f) **Recordation**. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of either party hereto.

(g) **Quiet Possession**. Tenant shall have quiet possession of the Property for the entire term hereof, subject to all the provisions of this Lease.

(h) **Prior Agreement**. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by any agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(i) **Inability to Perform**. This Lease and the obligations of the parties hereto shall not be affected or impaired because either party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of such party.

(j) **Partial Invalidity**. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(k) **Cumulative Remedies**. No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(l) **Choice of Law**. This Lease shall be governed by the laws of the State of Arizona.

(m) **Attorneys' Fees**. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

(n) **Notices**. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and

demands by the Landlord to the Tenant shall be sent by overnight courier service for next business day delivery, postage prepaid, addressed to the Tenant at the Property, and to the address herein below, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To the Landlord at:
1720 S. Bellaire St., Suite 1209
Denver, CO 80222

To the Tenant at: the Property

(o) **Tenant's Statement/Subordination**. Each party shall at any time and from time to time, upon not less than three (3) days' prior written notice from the other party, execute, acknowledge and deliver to such requesting party or any person designated by such requesting party, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to the executing party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any are claimed, and (c) setting forth the date of commencement of amounts due hereunder and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any portion of the Property.

The Lease shall be subordinate to all existing and future mortgages, deeds of trust, and other security interests on the Premises and to any and all extensions, renewals, refinancing, and modifications thereof. Tenant shall execute and deliver whatever instruments may be required for such purposes or for the purpose of informing a potential or existing lender or purchaser of the Property as to the status of its tenancy. Any such instruments shall contain all information reasonably required by Landlord or other entity in conjunction with such transaction. Tenant agrees to attorn to a lender or other party coming into title to the Property upon written request of Landlord.

(p) **Authority of Tenant**. Each individual executing this Lease on behalf of the Landlord and Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant, respectively, in accordance with the operating agreement or limited liability agreement of said limited liability company, and that this Lease is binding upon said limited liability company.

(q) **Construction**. Throughout this Lease, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine wherever the context so requires.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

Nectar 52nd 2023, LLC, a Colorado limited liability company

By: Jordan Linkow

Name: Jordan Linkow

Title: Managing Member

TENANT:

Crexendo Business Solutions, Inc., an Arizona corporation

By: [signature]

Name: Doug Gaylor

Title: President + COO

EXHIBIT A

LEGAL DESCRIPTION